THE VASWANIPLACE CORPORATION
LEASE with STARTEC, INC.

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                        TABLE OF CONTENTS


 1.  DEMISED PREMISES  . . . . . . . . . . . . . . . . . . . . .

 2.  TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . .

 3.  USE . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 4.  MINIMUM RENT  . . . . . . . . . . . . . . . . . . . . . . .

 5.  TAXES AND OPERATING EXPENSES: ADDITIONAL RENT . . . . . . .

 6.  RENTAL ESCALATION . . . . . . . . . . . . . . . . . . . . .

 7.  SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . .

 8.  COMPLETION OF PREMISES  . . . . . . . . . . . . . . . . . .

 9.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . .

10.  SERVICES  . . . . . . . . . . . . . . . . . . . . . . . . .

11.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .

12.  PUBLIC LIABILITY INSURANCE  . . . . . . . . . . . . . . . .

13.  FIRE OR OTHER CASUALTY  . . . . . . . . . . . . . . . . . .

14.  EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . .

15.  ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . .

16.  MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . .

17.  COMPLIANCE WITH LAWS  . . . . . . . . . . . . . . . . . . .

18.  MECHANIC'S LIENS  . . . . . . . . . . . . . . . . . . . . .

19.  SIGNS: ADVERTISEMENT  . . . . . . . . . . . . . . . . . . .

20.  WEIGHTS: SAFES  . . . . . . . . . . . . . . . . . . . . . .

21.  ENTRY FOR REPAIRS AND INSPECTIONS . . . . . . . . . . . . .

22.  PARKING AND COMMON AREAS  . . . . . . . . . . . . . . . . .

23.  LIEN FOR RENT . . . . . . . . . . . . . . . . . . . . . . .

24.  OTHER COVENANTS OF TENANT . . . . . . . . . . . . . . . . .
     A. Use  . . . . . . . . . . . . . . . . . . . . . . . . . .
     B. Care of Premises . . . . . . . . . . . . . . . . . . . .
     C. Trash and Odors  . . . . . . . . . . . . . . . . . . . .
     D. Assignment or Sublease . . . . . . . . . . . . . . . . .

25. OTHER MUTUAL COVENANTS . . . . . . . . . . . . . . . . . . .
     A. Waiver of Subrogation  . . . . . . . . . . . . . . . . .
     B. LiabilitY for Damage . . . . . . . . . . . . . . . . . .
     C. Notices  . . . . . . . . . . . . . . . . . . . . . . . .
     D. Waiver . . . . . . . . . . . . . . . . . . . . . . . . .
     E. Memorandum of Lease  . . . . . . . . . . . . . . . . . .
     F. Time of Essence  . . . . . . . . . . . . . . . . . . . .
     G. Late Charges . . . . . . . . . . . . . . . . . . . . . .

26.  DEFAULTS: REMEDIES  . . . . . . . . . . . . . . . . . . . .

27.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . .

28.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT . . . . . . . . .

29.  ESTOPPEL STATEMENT  . . . . . . . . . . . . . . . . . . . .

30.  HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . .

31.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .

32.  PRIOR AGREEMENTS: AMENDMENTS  . . . . . . . . . . . . . . .

33.  CAPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .

34.  BENEFIT AND BURDEN  . . . . . . . . . . . . . . . . . . . .

35.  SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . .

36.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . .

37.  NO PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . .

38.  OPTIONS TO EXTEND TERM  . . . . . . . . . . . . . . . . . .

39.  ELECTRONIC SECURITY . . . . . . . . . . . . . . . . . . . .

40.  OTHER RIGHTS OF LANDLORD  . . . . . . . . . . . . . . . . .

41.  RIGHT OF FIRST REFUSAL  . . . . . . . . . . . . . . . . . .

 EXHIBIT A          Demised Premises Floor Plan
 EXHIBIT B          Tenant Improvements
 EXHIBIT C          Rules & Regulations
 EXHIBIT D          Tenant's Corporate Resolution
 EXHIBIT E          Cleaning Schedule



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                              LEASE

     THIS LEASE made and entered into as of this 1 day of September, 1994 by and between The Vaswani Place Corporation, owner of the real property and the Building situated thereon located at 10411 Motor City Drive, Bethesda, Maryland, 20817, called "LANDLORD" and Startec, Inc., hereinafter called "TENANT".

     WITNESSETH THAT, for in consideration of the rents and mutual covenants and agreements hereinafter stipulated and intending to be legally bound, the parties do hereby mutually agree as follows:

     1.   DEMISED PREMISES:

          Landlord does hereby lease and demise to Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the terms and conditions of this Lease, a portion of the Building known as The Vaswani Place, 10411 Motor City Drive, Bethesda, Maryland, 20817 (the "Building") in Montgomery Mall Auto Park, Montgomery County, Maryland, consisting of approximately 5,396 rentable square feet on the third (3rd) floor as shown on the floor plan(s) attached hereto as "Exhibit "A" which shall be supplied in advance by Tenant and attached to the Lease and forming a part hereof (hereinafter referred to as the "Demised Premises").

     2.   TERM:

     A. The term of this Lease shall commence on November 1, 1994, and shall end on the last day of the calendar month in which occurs the day preceding the 5th anniversary of the Term Commencement Date (the "Term"). The "Term Commencement Date" shall mean the earlier of (a) 5 business days after the Tenant's receipt of notice from Landlord that the Demised Premises are ready for occupancy, or
(b) the date Tenant or anyone claiming under or through Tenant first occupies the Demised Premises or any portion thereof excluding Tenant's installation of cabling or minor maintenance work. Said commencement date to be not later


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than sixty (60) days after full lease execution.

     B. Subject to Section 2C below, the Demised Premises shall be deemed ready for occupancy when the work in the Demised Premises in accordance with Exhibit "B" attached hereto and made a part thereof, (the "Tenant Improvements") shall be substantially completed as certified by an architect or engineer retained by Landlord, notwithstanding that minor or insubstantial details of construction, mechanical adjustments or decorations remain to be performed, the non-completion of which does not materially interfere with Tenant's use and occupancy of the Demised Premises

     C. If the completion of the Tenant Improvements shall be delayed caused by Tenant, or changes, alterations or additions required or made by Tenant in the plans and/or specifications of the Tenant Improvements as set forth in Exhibit "B" or otherwise, then the Demised Premises shall be deemed ready for occupancy by Tenant when the Tenant improvements, less any additional work, changes, alterations, or additions requested by the Tenant are, or would have been, substantially completed.

     3.   USE

          Tenant will use and occupy the Demised Premises solely for general office purposes. Tenant agrees not to use the Demised Premises for any purpose which interferes with the use and enjoyment of the Building by other Tenants occupying space therein or which would increase the premiums for insurance coverage payable by Landlord in respect of the Building. Landlord represents that Tenant's use as sa forth above does not violate the certificate of occupancy for the Building.

     4.   MINIMUM RENT

          A. Tenant shall pay as minimum annual rent for the Demised Premises the sum of eighty nine thousand, thirty-four and 00/100ths Dollars ($89,034.00), which amount shall be the product of $16.50 multiplied by the total number of square feet in the Demised Premises. Such sum shall be payable during the Term, in advance, in equal monthly installments of seven thousand, four hundred nineteen and 50/100ths Dollars ($7,419.50). Subject to the Provisions of Section 25 (G) of this lease, each such monthly installment shall be paid on the first day of each month of the Term hereof commencing with the first month of the Term.

          B. If the Term begins on a day other than the first day of the month, minimum rent from the Term Commencement Date to the first day of the full calendar month following shall be prorated at the rate of one-thirtieth (1/30) of the fixed monthly rental for each day and shall be payable on the execution of this Lease. Any overage for the 1st months rent, which is due and payable at lease execution shall be applied to the 2nd months rent at a rate of one day of rent credit for each one day of


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overage payment.

          C. All rent and other sums due to Landlord hereunder (collectively, the "Rent") shall be payable at the office address of Landlord first above given, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim.

     5.   TAXES AND OPERATING EXPENSES: ADDITIONAL RENT

     A. As used in this Section 5, the following terms shall have the following meanings:

          (1) "Taxes" shall mean all real estate taxes, impositions and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Property or with respect to the ownership thereof. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however, designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within "Taxes" as defined herein.

          (2) "Base Year" for real estate taxes and operating expenses shall be 1994. Landlord represents that the Building has been fully assessed for the Base Year.

          (3) "Tenant's Proportionate Share" shall be five and six tenths percent (5.6%), which Landlord and Tenant agree is the percentage which the square footage of the Demised Premises bears to the square footage of the Building.

          (4) "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in respect of the operation, maintenance, repair and management of the Property and shall include, without limitation (a) wages and salaries (and taxes imposed upon employers with respect to such wages and salaries) and fringe benefits paid to persons employed by Landlord or Landlord's managing agent, if any, for rendering service in the normal operation, maintenance and repair of the Building and Property, (b) contract costs of independent contractors hired for the operation, maintenance and repair of the Building and Property; (c) costs of electricity, steam, water, sewer, fuel and other utilities chargeable to the operation and maintenance of the Building and Property; (d) costs of insurance for the Building and Property, including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building because of extra risk which are reimbursed to Landlord by such other occupants;



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(e) costs of supplies,  tools,  materials  necessary  for the normal  operation, maintenance and repair of the Building, Property and equipment; (f) interest, depreciation or amortization and rents paid or incurred by Landlord for machinery, equipment or other capital improvements used or useful only in the maintenance or operation of the Building; and (g) any and all sums for landscaping, ground maintenance, sanitation control, cleaning, lighting, snow removal, parking area and driveway resurfacing, when reasonably required, fire protection, policing, security and other expenses, reasonably required for the upkeep, maintenance and operation of the Property by virtue of the ownership thereof, including, without limitation, reasonable management fees payable to any managing agent employed or engaged by Landlord.

          B. In addition to the minimum annual rent, commencing on the first day of the first calendar month following receipt of Landlord's statement therefore, Tenant shall pay in monthly installments or in a lump sum if in arrears, as additional rent hereunder, Tenant's Proportionate Share of the amount by which all Taxes (as defined in article 5A(1) above) imposed upon The Property for and with respect to each year and any renewals or extensions thereof, exceeds the Taxes assessed or imposed upon the Property for the Base Year. Said Expenses shall be passed through to Tenant in Year Two of the Lease Term, and each anniversary of the lease term thereafter.

          C. (i) Tenant hereby agrees to pay as additional rent, Tenant's Proportionate Share of the amount by which Operating Expenses Grossed up as if the Building was ninety-five percent (95%) occupied incurred by Landlord in the Base Year Increase for and with respect to each calendar year of the Term after the Base Year, and any renewals or extensions thereof. Operating Expenses will be appropriately prorated for the portion of any calendar year. Said expenses shall be passed through to Tenant in Year Two of the lease term, and each anniversary of the lease term thereafter.

               (ii) If the Expiration Date of this Lease does not coincide with the last day of the real estate tax fiscal year, the portion of the increase in Real Estate Taxes payable by Tenant hereunder for the real estate fiscal year in which the Expiration Date occurs shall be appropriately adjusted and pro-rated between Landlord and Tenant based upon the respective number of days in such real estate tax fiscal year prior to and after the Expiration Date.

               (iii) As an example of estimated increases in Operating Expenses based on a Calendar Year (which is equal to the building's fiscal year) assume total building expense increases are $100,000 between January 1 and December 31 and the Tenant's proportionate share is twenty percent (20%) Tenant would be responsible for an increase in operating rent of $20,000 in 12) or $l,666.67 in additional rent. thly installments ($20,000\12) or $1,666.67 in additional rent.


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          (D) If Tenant's usage of Building electricity substantially exceeds by
reasonable  comparison,   on  a  square  foot  basis,  other  building  tenants'
electricity usage, then Landlord, at Tenant's expense, shall have the option to separately meter Tenant's space for electrical usage and charge Tenant for the additional amount of electricity used.

     6. RENTAL ESCALATION

     In addition to the adjustment to the monthly rent for increases in Real Estate Taxes and Operating Expenses, Tenant's Base Year Rental will be increased in the beginning of year two of the lease term, and each anniversary thereafter at three percent (3%) per annum.

     7. SECURITY DEPOSIT

     As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with Landlord the sum of seven thousand four hundred nineteen and 50/100ths Dollars ($7,419.50) representing one month's rent as Security Deposit, which shall not constitute rent for any month unless so applied by Landlord on account of Tenant's default. Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to cure any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit on account of a default, the Security Deposit shall be returned to Tenant promptly after termination of this Lease. In the event Tenant fails to take possession of the Demised Premises on the Term Commencement Date or vacates or abandons the Demised Premises during the Term, the Security Deposit shall not be deemed to be liquidated damages, and such application of the Security Deposit shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit, or so much thereof as is required, to cure Tenant's default, but if prior to the termination of this lease Landlord depletes said deposit in whole or in part, Tenant shall immediately restore the amount so used by Landlord. Following termination of this lease and satisfaction of all Tenant obligations hereunder, Landlord shall return to Tenant any unused portion of the Security Deposit plus any interest due.

     8.   COMPLETION OF PREMISES
     Promptly after the execution of this lease by the parties hereto, the Landlord shall cause the leased premises to be completed in accordance with the work described on said Exhibit "B" up to $13.50 per square foot. In the event that the cost of the total work exceeds $13.50 per square foot and substantial completion of the premises has occurred, Tenant hereby agrees to promptly pay and reimburse Landlord for the full cost of such work to the extent it is over $13.50 per square foot upon the substantial completion thereof. Landlord shall have the right to


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provide  Tenant  with  Turnkey  construction  of the  Premises  in  lieu  of the allowance provided above, subject to a mutually acceptable space plan and schedule of finishes. Following substantial completion of said work, Landlord shall deliver the premises to Tenant who shall accept the same and promptly furnish the premises for its business purposes and use. Landlord has the right to reasonably approve all tenant improvements as required by Tenant. All such costs including but not limited to design services, construction drawings to be provided by Landlord, general contractor's profit and overhead and construction management are included in the tenant improvement allowance. In order to ensure timely completion of construction of improvements, Landlord and Tenant shall agree to an estimated timetable (said estimated timetable shall be submitted to Tenant within five (5) business days of receipt of the final approved space plan) whereby each party shall make best efforts to meet certain dates in the design and construction process. Tenant shall be permitted to enter and have prior access to the Premises along with its agent, contractors, architects, etc., for the purpose of installing telephone, computer equipment and cabling during the last fifteen (15) days of construction (provided such work by Tenant or Tenant's agent, contractors, architects, etc. does not unreasonably interfere with Landlord's construction work) without liability for rent during such period, but subject to all other terms, covenants and conditions of the lease. Tenant's allowance shall not include the cost of the preliminary spare plan, which shall be paid by the landlord. Tenant shall have the right to submit to Landlord two (2) construction bids from licensed general contractors for consideration to perform tenant's buildout. The demised premises as well as Common areas on the third floor shall be in broom clean condition, consistent with other floors in the building, prior to tenant occupancy of the demised premises.

     9.   RULES AND REGULATIONS

          The "Rules and Regulations" in regard to the Building and the Tenants occupying offices therein, attached hereto as Exhibit "C" and made a part hereof, and such reasonable alterations, additions or modifications thereof as may from time to time be made by Landlord, shall be deemed a part of this Lease, with the same effect as though written herein, and Tenant covenants that the Rules and regulations shall be faithfully observed by Tenant, Tenant's employees and all persons visiting the Demised Premises or claiming under Tenant, the right being hereby expressly reserved by Landlord to add to, alter or rescind, from time to time, such Rules and Regulations, which changes shall take effect immediately after notice thereof in writing shall have been served on Tenant by delivering the same to Tenant by certified mail return receipt requested. Landlord shall not be responsible for any violation or disregard of any of the Rules and regulations or any rules and regulations hereafter adopted, by any other Tenant, occupant or person in the Building of which the Demised Premises are a part; and nothing herein shall impose any obligation on Landlord to enforce the Rules and


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Regulations or any of them against any other Tenant, occupant or person, but the same are to be Rules and Regulations to be abided by and complied with by Tenant hereunder. In the event of a conflict between the rules and regulations as set forth in Exhibit C and the Terms of this Lease, the terms of this lease shall prevail.

     10.  SERVICES

          Landlord agrees to maintain the building to the standard of other similar class "A" buildings in the North Bethesda Office Market. As long as Tenant is not in default after expiration of all applicable notice and cure periods and the elapse of all opportunities to cure under any of the provisions of this lease, Landlord shall provide the following facilities and services to Tenant without additional charge (except as elsewhere provided herein). Landlord agrees to provide;

          (A) Heat and air conditioning necessary, in Landlord's reasonable judgment, for comfortable occupancy of the Demised Premises, Monday through Friday from 8:00 AM to 6:00 PM, and on Saturdays from 8:00 AM to 1:00 PM, holidays noted below excepted. Heat and air conditioning required by Tenant at other times shall be supplied upon reasonable notice, and shall be paid for by Tenant, promptly upon billing,

          (B) Passenger elevator service to the Demised Premises during all working days (Saturday other than 9:00 AM to 1:00 PM, Sunday and the holidays noted below excepted) from 8:00 AM to 6:00 PM, with one elevator subject to call at all other times. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building. The Building will be accessed after hours by key cards. Landlord will provide Tenant with 11 card keys. Additional card keys are available at $8.50 each.

          (C) The holidays referred to in Section 10A and 10B above are New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day, and those days designated by the federal government, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act.

          (D) Janitorial service to Demised Premises customary for first class office buildings in Montgomery County, Maryland. Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord's janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant. Exhibit E specifies existing building Cleaning standards and procedures.

          (E) All  structural  repairs to the Building and all


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repairs  which may be needed to the  mechanical,  electrical,  air-conditioning, heating and plumbing systems in the Demised Premises, excluding repairs to any non-Building standard fixtures or other improvements installed or made by or at the request of Tenant (other than the Tenant Improvements) and requiring usual or special maintenance. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Demised Premises with Tenant's consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due, unless Landlord shall have actually recovered such cost through insurance proceeds.

          (F) Water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord; and

          (G) Electric current to the Demised Premises for lighting and normal office use and for heating and air conditioning. Tenant shall not install or operate in Demised Premises any computers or other electrically operated equipment or other machinery, other than modern day office equipment such as computers, copiers, fax machines, typewriters, word processing machines, micro-computers, radios, televisions, tape recorders, dictaphones, photocopying equipment, and adding machines normally employed for general office use, or any plumbing fixtures, without first obtaining the prior written consent of the Landlord. Landlord may condition such consent upon the payment by Tenant of additional rent as compensation for any risks, services, or utilities Landlord deems necessary.

          (H) It is understood that Landlord does not warrant that any of the services referred to in this Section 10 will be free from interruption from causes beyond the reasonable control of Landlord. However, in such event, the Landlord will use his best efforts to effect the restoration of same. Landlord shall not be liable to Tenant, its employees, agents, invitees or licensees for any damages or injury to person or property arising from the bursting, leaking or overflowing of water, sewer, or steam pipes, heating or plumbing fixture, or electrical wires or fixture unless due to Landlord's, gross negligence. No interruption of service shall ever be deemed an eviction or disturbance thereof or render Landlord liable to Tenant for damage by abatement of Rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease.

     11.  INDEMNIFICATION

          Landlord and Tenant mutually agree to indemnify, defend and hold harmless each other and the manager of the Property and/or Building and their officers, employees and agents from and against all suits, actions, damages, liability and expense (including reasonable attorneys' fees) in connection with loss of life, bodily or personal injury or property damage arising directly or indirectly from any cause whatsoever in connection with the occupancy, conduct, operation, ownership or maintenance of the Demised Premises or the building from any work or thing whatever done or which was not done in and on the Demised Premises, or the building arising from any breach or default on the part of the Landlord or Tenant in the performance of any covenant or agreement on the part of Landlord or Tenant to be performed, or under the law, or arising from any act, omission or negligence of Landlord or Tenant, or any of their agents, contractors, servants, employees, licensees or invitees, and in case any action or proceeding be brought against the other, each covenants at Landlord or Tenant's cost and expense to resist or defend such action or proceeding or to cause it to be resisted or defended by an insurer, the cost of which shall be offset by any insurance proceeds obtained.

     12.  PUBLIC LIABILITY INSURANCE

          (A) Tenant, at its own cost and expense, shall obtain and maintain in full force and effect during the Term, and any extensions or renewals, comprehensive general public liability insurance with a combined single limit coverage of not less than $1,000,000on account of bodily injuries and/or death and property damage.

          (B) All such policies of insurance shall name Landlord and if required mortgagee of Landlord as additional insureds. All such policies of insurance shall be issued by a financially responsible company or companies authorized to issue such policy or policies, and licensed to do business in the State of Maryland, and shall contain provisions to the effect that no cancellation thereof shall be effective without thirty (30) days' prior written notice to Landlord and any mortgagee. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the Term Commencement Date, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least thirty (30) days' prior to expiration of any such policies.

     13.  FIRE OR OTHER CASUALTY

          In case of damage to the Demised Premises or damages to the Building specifically caused by the Tenant or its agents or invitees by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Subject to the rights of any mortgagee of Landlord's estate, Landlord may, at its option thereupon undertake the repair and restoration of the Demised Premises or the Building to substantially the same condition as existed prior to the casualty, at the expense of the Tenant, subject to the delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. In the event the damage shall be such that Landlord reasonably determines that it cannot be repaired within ninety (90) days from the date of such damage, Landlord may at its option either (a) by written notice to Tenant given within sixty (60) days after Landlord is notified of the casualty, terminate this Lease as of a date specified in such notice (which shall not be more than ninety (90) days after the occurrence as aforesaid) and the Rent (taking into account any abatement) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Demised Premises, or (b) restore the Building and/or Demised Premises with reasonable promptness in which event Rent shall equitably abate.

          Notwithstanding the foregoing, Tenant may cancel this Lease by delivering written notice to Landlord in the event that the Landlord elects to repair the Demised Premises and such repairs are not substantially complete within 110 days of the occurrence of the damage.

          Landlord shall pursue all claims it has with insurance companies as a result of any loss by fire or other casualty in such a manner as Landlord deems appropriate.

     14.  EMINENT DOMAIN

          (A) If the whole of the Property, Building or Demised Premises shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all rights of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with Rent adjusted to such date and Tenant shall have no claim against Landlord for value of any unexpired term of this Lease.

          (B) If part of the Demised Premises shall be acquired or condemned as aforesaid, and such partial acquisition or condemnation shall render the remaining portion unsuitable for the business of Tenant (in the reasonable opinion of Landlord), the term of the Lease shall cease and terminate as provided in Section 14A hereof, provided, however, that diminution of floor area shall not in and of itself be conclusive as to whether the portion of the Demised Premises remaining after such acquisition is unsuitable for Tenant's business. If such partial taking is not extensive enough to render the Demised Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the minimum rent shall be reduced in the same proportion that the floor area of the Demised Premises taken bears to the original floor area demised. Subject to the rights of any mortgagee of Landlord's estate, Landlord may, at its option, upon receipt of the net award in condemnation, make all necessary repairs or alterations to the Building so as to render the portion of the Building not taken a complete architectural unit, but Landlord shall in no event be obligated to pay to Tenant any portion of the net amount received by Landlord as damages for the part of the Demised Premises so taken. "Net amount received by Landlord" shall mean that portion of the award in condemnation which is free and clear to Landlord of any sums required to be paid by Landlord to the holder of any mortgage on the property so condemned for the value of the diminished fee, as well as all expenses and legal fees incurred by Landlord in connection with the condemnation proceeding.

          (C) If part of the Building, but no part of the Demised Premises, is taken or condemned as aforesaid, and, in the reasonable opinion of Landlord, such partial acquisition or condemnation shall render the Demised Premises unsuitable for the business of Tenant, the term of the Lease shall cease and terminate as provided in Section 14A hereof, by Landlord sending written notice to such effect to Tenant, whereupon Tenant shall immediately vacate the Demised Premises.

     15.  ALTERATIONS

          Other than the Initial Tenant Improvements, Tenant shall make no alterations, installations, additions or improvements (herein collectively called "Alterations") in or to the Demised Premises or the Building, structural or otherwise, without Landlord's prior written consent. Tenant, at its sole cost and expense, must provide Landlord with a copy of the full floor mechanical and electrical plans for the floor or floors of the Demised Premises on which the Alterations are being made, revised by the Building architect and engineers, showing the Alterations proposed by Tenant for Landlord's approval. If any such Alterations are made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of such work. All Alterations shall be at Tenant's sole expense, shall comply with all laws, rules, orders and regulations of governmental authorities having jurisdiction thereof and shall be made at such time and in such manner as Landlord determines will not unreasonably interfere with the use of the Building by other Tenants and their respective premises. All Alterations shall be made only by such contractors or mechanics as are approved in writing by Landlord. Such approval shall not be unreasonably withheld or delayed. Approval of contractors or mechanics by Landlord shall be based upon the contractors or mechanics being properly licensed, their financial posture, experience and past job performance. Tenant shall pay prevailing wages to all contractors and mechanics.

          All Alterations to the Demised Premises, whether made by Landlord or Tenant, and whether at Landlord's or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord, hereinafter unless otherwise agreed to by Landlord and Tenant.

          Landlord, at the expiration of the Term or any renewal or extension thereof, may elect to require Tenant to remove all or any part of the Alterations made by the Tenant, subsequent to the Term Commencement Date, unless Landlord agrees in writing not to require the removal of an Alteration at the time Landlord consents to the Alteration. Removal of Tenant's Property and Alteration shall be at Tenant's cost and expense and Tenant shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal. In the event Landlord does not so elect, and Tenant does not remove Tenant's Property, it shall become property of Landlord. In the event Tenant fails to remove Tenant's property or the Alterations requested to be removed by Landlord on or before the expiration of the Term or any extension or renewal thereof, then and in such event, the Landlord may remove Tenant's Property and Alteration from the Demised Premises at Tenant's expense and the Tenant hereby agrees to reimburse the Landlord for the cost of such removal together with any and all damages which the Landlord may suffer and sustain by reason of the failure of Tenant to remove the same.

          Tenant further acknowledges that any violation of the foregoing requirement by Tenant will jeopardize Landlord's bond financing for the Building project of which the leased premises is a part and could likely cause Landlord to suffer and incur substantial monetary damage or injury to which Tenant would be liable.

     16.  MAINTENANCE

          (A) Demised Premises: Tenant shall keep the Demised Premises and the fixtures and equipment therein in good order and condition, will suffer no waste or injury thereto, and shall at the expiration or sooner termination of this Lease, surrender and deliver up the Demised Premises to Landlord in the same good order and broom clean condition as existed on the Term Commencement Date, ordinary wear and tear and damage by fire, the elements and other casualty excepted. If repairs are required due to the negligent acts of the Tenant, its agents, employees or invitees, the Landlord (upon written notice from Tenant of the need for same) will make the same forthwith. Tenant shall be required to give Landlord immediate notice of the need for any repair which, if not promptly repaired, will constitute an unsafe condition which might cause injury. The Landlord shall, at reasonable times and on prior reasonable notice to Tenant, be permitted to enter upon the demised premises to examine the condition thereof and to make the repairs as are required by the provisions of this paragraph at Tenant's expense.

          (B) Common Areas: Landlord shall maintain and repair the common areas and facilities of the Building at all times. For the purposes of this Lease, the Term "Common Areas" shall mean all areas, facilities and improvements provided, from time to time, in the Building or for the mutual convenience and use of tenants or other occupants of the Building, their respective agents, employees, and invitees and shall include, if provided, but shall not be limited to, the Lobbies and hallways, access roads, driveways, retaining walls, sidewalks, walkways, landscaped areas, and exterior lighting facilities.

          (C) Landlord shall, as between Landlord and Tenant, at all times during the Term of the Lease, have the sole and exclusive control, management, and direction of the Common Areas, and may, at any time and from time to time during the Term exclude and restrain any person from the use and occupancy thereof, excepting however, Tenant and other tenants of the Landlord and bona fide invitees who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of the Tenant in and to the Common Areas shall at all times be subject to the rights of others to use same in common with Tenant, and it shall be the duty of Tenant to keep all areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant 's operation. Landlord may at any time and from time to time close all or any of the Common Areas to make repairs or alterations with advance notice to Tenant, or to the extent as maybe necessary it the opinion of Landlord, to prevent the dedication thereof or the accrual of any rights to any person or to the public therein, to close temporarily any or all portions of the said areas to discourage non-customer parking, and to do and to perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents, and invitees.

     17.  COMPLIANCE WITH LAWS

          Tenant agrees, on behalf of itself, its employees and agents, that it shall comply at all times with any and all Federal, state and local laws, statutes, regulations, ordinances and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premise. Tenant shall be responsible for obtaining and maintaining proper occupancy permits.

     18.  MECHANIC'S LIENS

          Tenant shall not create or permit to be created or to remain, and shall discharge and have removed or obtain security in the form of legally recordable bonds for any lien, encumbrance or charge levied on account of any mechanic's laborer's or materialmen's lien upon the Demised Premises or the Property. If any mechanic's laborer's or materialmen's lien shall at any time be filed against the Demised Premises or the Property for work claimed to have been done for or materials claimed to have been furnished to Tenant (except for work contracted for by Landlord), Tenant, within ten business (10) days after notice of the filing thereof, at its sole cost and expense will cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to discharge any such lien, Landlord may, at it's option, discharge the same and treat the cost thereof as additional rent payable with the monthly rent next becoming due. Tenant will indemnify, defend and hold harmless Landlord from and against any and all expenses, liens, claims or damages to person or property which may or might arise by reason of Tenant making any Alterations, additions or improvements to the Demised Premises or the Property.

     19.  SIGNS: ADVERTISEMENTS

          Without the prior written consent of Landlord which consent shall not be unreasonably withheld and except for mutually agreed to designs and locations of sign(s) which are planned to be standard building directory signage and suite entry signage, No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building or the Demised Premises, including, without limitation, the doors of offices, and if any such sign, advertisement or notice is exhibited, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord by said removal. Any such permitted sign, advertisement and/or notice, shall be at the sole expense and cost of the Tenant. Landlord shall have the right to prohibit any advertisement of Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office Building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

          Landlord will provide Building standard signage to identify Tenant on one entrance door to demised premises and on a Building directory in the Building lobby.

     20.  WEIGHTS: SAFES

          Landlord shall have the right to reasonably prescribe the weight and position of safes and other heavy equipment or fixtures to be located upon the Demised Premises. Any and all damage or injury to the Demised Premises or the Building caused by moving the property of Tenant into, or out of the Demised Premises, or due to the same being located on the Demised Premises, shall be repaired by and at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the (cent)levators except in the manner and during the times approved in advance by Landlord in the exercise of reasonable discretion. All moving of furniture, equipment and other bulky material within public areas of the Property shall be under the direct reasonable control and supervision of Landlord who shall not be responsible for any damage to or charge for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of the Tenant's furniture, equipment or other material there delivered or positioned.

     21.  ENTRY FOR REPAIRS AND INSPECTIONS

          Tenant will permit Landlord, or its agent, employees or contractors, with reasonable notice to Tenant when possible, to enter the Demised premises, without charge therefore to Landlord or without diminution of the Rent payable by Tenant, to examine, inspect and protect the Demised Premises, and to make such repairs as in the judgment of Landlord may be deemed necessary to maintain or protect the Demised Premises or the Building, or to exhibit the same to prospective Tenants during the last one hundred twenty (120) days of the Term. Landlord shall use reasonable efforts to minimize interference to Tenant's business when making repairs, but Landlord shall not be required to perform the repairs at a time other than during normal working hours.

          In the event of an emergency, Landlord may enter the Demised Premises without notice and make whatever repairs are necessary to protect the Demised Premises or Building.

     22.  PARKING AND COMMON AREAS

          Landlord will provide Eleven (11) parking spaces to Tenant (Four (4) of the Eleven (11) spaces are to be reserved in the covered parking area for the Term of the Lease), at a location determined from time to time by Landlord, at no cost to Tenant. Landlord shall be entitled to reasonably relocate or reduce, on a temporary basis, the parking spaces at any time in order to construct alterations or additions to the Building. Additional parking needs will be considered upon request.

     23.  LIEN FOR RENT

          In consideration of the mutual benefits arising hereunder, Tenant hereby grants to Landlord a lien on all property of Tenant except for prior liens which already exist now or hereafter placed in or on the Demised Premises (except such part of any property as may be exchanged, replaced or sold from time to time in the ordinary course of business operation or trade) and such property shall be and remain subject to such lien of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. Said lien shall be in addition to and cumulative with any other rights or remedies of Landlord under this Lease by law or at equity.

     24.  OTHER COVENANTS OF TENANT

          A. Use - Under no circumstances shall Tenant permit the leased premises to be used or occupied by (i) any state or Federal branch, agency or entity, the source of whose lease payments or other payments for the lease or occupancy of such space are derived from moneys raised by taxation; (ii) any individual or entity for the purpose of engaging in non-commercial activity or whose activities would contravene public policy.

          Tenant understands that any violation of the restrictions hereinbefore set forth shall adversely affect the exemption from Federal taxation of interest paid on the bond issue used to finance the project of which the leased premises is a part, which would result in a serious monetary loss and damages to Landlord for which Tenant would be liable.

          B. Care of Premises - Tenant shall not permit the demised premises to be overloaded, damaged or defaced; not place a load upon the premises exceeding 65 pounds of live load per square foot of floor area; and not move any safe, vault or other heavy equipment in, about or out of the premises, except in such manner, and at such time as Landlord shall in each instance authorize. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise; no nuisance will be permitted on or about the demised premises which shall be contrary to any law, ordinance, regulation or requirement of any public authority having jurisdiction; the Tenant will keep the demised premises reasonably clean; the Tenant will not litter or place any obstruction in any portion of the common facilities; the Tenant will not do, nor suffer to be done, nor keep or suffer to be kept, anything in or upon the demised premises or the Building which may prevent the obtaining of any insurance (including fire, extended coverage and public liability insurance) on the demised premises or the Building or on any property therein, or which may make void any such insurance, or which may create any extra premiums for, or increase the rate of any such insurance. If any actions of Tenant do create any increase in premiums or additions premiums, then the Tenant shall pay the increased cost of the same to the Landlord upon demand.

          C. Trash and Odors - Tenant shall keep all trash, rubbish, garbage and other refuse in proper containers within the interior of the leased premises until called for to be removed by Landlord's janitorial service, and not cause or permit objectionable odors to emanate or be dispelled from said Demised Premises.

          D. Assignment or Sublease - Tenant shall not voluntarily, involuntarily or by operation of law assign or encumber this lease, in whole or in part, or sublet the whole or any part of the demised premises, or permit any other persons to occupy same without the prior express written consent of the Landlord which consent shall not be unreasonably withheld, references elsewhere in this lease to assignees, subtenants or other persons notwithstanding. Any assignment or subletting, even with the consent of Landlord, shall not relieve Tenant from liability for payment of rent or other sums herein provided or from the obligation to keep and be bound by the terms, conditions and covenants of this lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this lease or to be a consent to the assignment of this lease or subletting of the demised premises. The referenced assignment or sublease provision shall remain in effect should the Tenant renew the Lease. Tenant shall have the right without Landlord's consent to sublet at no profit, to any venture owned 50% or more by Tenant.

          If Tenant is a corporation other than a corporation whose stock is listed on a national stock exchange, then any transfer of this lease from Tenant by merger, consolidation or liquidation, shall constitute an assignment for the purpose of this lease. An assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights to the assignee without the prior express written consent of the Landlord having been obtained.

          Notwithstanding any provision above to the contrary, before Tenant may assign this lease or sublet said premises, Tenant must first offer to relinquish its lease of said premises, and to surrender same, to the Landlord; and Tenant agrees that if Landlord accepts said offer within ten (10) days of receipt thereof, this lease shall terminate and become null and void upon a date designated by Landlord, not less than thirty (30) nor more than sixty(60) days after the date of Landlord's acceptance. Upon such acceptance and termination, all account and interests of the parties shall be settled to the date of termination. Any profits net of reasonable subleasing expenses shall be split 50/50 with the Landlord.

          E. Corporate Authority - Tenant represents and warrants that the person executing this Lease is authorized by Startec, Inc. to execute and bind the corporation to this Lease.

     25.  OTHER MUTUAL COVENANTS

          In addition to the foregoing covenants and conditions with which the parties hereto have agreed to comply, the Landlord and Tenant do hereby further mutually agree that:

          A. Waiver of Subrogation - Landlord and Tenant hereby waive all right of recovery in causes of action which either party has or may have or which may rise hereafter against the other, whether caused by negligence or otherwise, for any damage to the premises or contents therein or to the Building or any part thereof caused by any of the perils which are covered under policies of fire and extended coverage, Building and contents and business interruption insurance or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; and further provided that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated by the parties hereto that the waivers shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance.

          B. Liability for Damage - Except for Landlord's negligence, Landlord, shall not be liable for any damage to any property of the Tenant or anyone claiming through the Tenant done or occasioned by or from the electrical system, the heating or air conditioning system, the sprinkler system or the plumbing and sewer systems (including damage caused by the freezing or bursting of pipes), in, upon or about the premises or the Building of which the premises is a part, nor for damages occasioned by water, snow or ice being upon or coming through the roof, walls, windows, doors or otherwise, nor for any damage arising from acts of negligence of Co-Tenants or other occupants of the Building of which the premises may be a part, or the acts of any owners or occupants of adjoining or contiguous property.

          C. Notices - Whenever any notice is required or permitted hereunder, the same shall be given in writing, sent by registered or certified United States mail, postage prepaid, return receipt requested, and shall be addressed to the address as either party may hereafter and from time to time designate in writing to the other. If either party's address shall be changed during the term hereof and written notice of such change is given to the other party as hereinbefore prescribed, any notice and the contents thereof, if properly mailed as stated to the last known address of the party whose address has been changed, shall be valid and binding upon said party for all intents and purposes. All notices hereunder, if given as herein directed, shall be deemed to be effective upon the date such notice is postmarked. Tenant shall be required to notify Landlord of ownership changes.

          D. Waiver - The waiver of any covenants or conditions or of the performance of and compliance with same, or the acquiesced breach thereof, shall not constitute a waiver of any subsequent non-performance and non-compliance or of any subsequent breach of such covenants or conditions, nor will such waiver justify or authorize the non-observance of any other covenant or condition hereof.

          E. Memorandum of Lease - In the event, either simultaneously with the execution of this lease or at any time thereafter during the term hereof, Landlord shall request that a Memorandum of this lease ("Memorandum of Lease") be executed and recorded in the public records of Montgomery County, Tenant hereby agrees to cooperate with Landlord and to execute said Memorandum of Lease for such purposes. When prepared, such document shall set forth the names and addresses of both Landlord and Tenant, a description of said leased premises and said Building, the duration of the term of lease (including the exact commencement and ending dates of each term) and a reference to any special clause contained in this lease which might be of particular significance for recording purposes. Such Memorandum of Lease shall not set forth the amount of any rents or other sums or charges provided for under this lease. The parties further agree that this lease instrument shall not at any time be recorded or made public.

          F. Time of Essence - Time is of the essence with respect to the compliance with and performance of each of the covenants and agreements under this lease.

          G. Late Charges- In the event that payment of any rent or other sum of money due under this lease shall become overdue for ten (10) calendar days beyond the date on which said sums of money are due and payable, a late charge of 1.5% of payment per month or portion thereof, accruing from the date the payment was originally due. On the sums so overdue, shall become immediately due and payable by Tenant to Landlord as and for liquidated damage for Tenant's failure to make prompt payment of said sums, and the full amount of late charges shall be payable by Tenant on demand. In the event of the non-payment for any reason of any such late charges or any part thereof, Landlord, in addition to all other rights and remedies which it may have, shall have all the rights and remedies provided for herein and by law as in the case of non-payment of rent. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations hereunder to pay late charges shall constitute a waiver by Landlord of its right to enforce the provisions of this subparagraph G and shall not be construed in any way to extend the notice periods for default as provided for in this lease. By way of example only, the amount of a late charge due and payable on a monthly rental payment of $1,500.00 which was paid after ten (10) days beyond the due date for such rental payment would be computed as follows: $1,500.00 x .015 = $22.50 (late payment).

     26.  DEFAULTS; REMEDIES

          In the event Tenant shall at any time a default in the payment of Rent herein reserved, or of any other sum required to be paid by Tenant under this lease when due and such failure or refusal shall continue for ten (10) days following receipt of written notice from Landlord of such failure or refusal, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this lease and shall not cure such failure or refusal within thirty (30) days after written notice thereof from Landlord to Tenant, or if Tenant shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall file a bill in equity or otherwise initiate proceedings for the appointment of a receiver of Tenant's assets, or shall file any proceedings in bankruptcy or for reorganization or an arrangement under any federal or state law, or if any proceedings in bankruptcy or for the appointment of a receiver shall be instituted by any creditor of Tenant under any state or federal law, or if Tenant is levied upon or sold by sheriff's or marshall's or constable's sale or other legal process, or if Tenant attempts to remove its property from the Demised Premises other than in the ordinary course of business, the occurrence of any such event to constitute an event of default and a breach under this Lease, and after having provided Tenant with ten days written notice, then and in addition to any other rights or remedies Landlord may have under this Lease and at law and in equity, Landlord shall have the following rights:

          A. To accelerate the whole or any part of the Rent for the entire unexpired balance of the Term as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant. Any Rent or other charges, payments, costs and expenses if so accelerated shall be deemed due and payable as if they were on that date payable in advance; and/or

          B. To enter the Demised Premises without further demand or notice and proceed to the sale of the goods, chattels and personal property there found, to levy the Rent and/or charges herein payable as Rent, and Tenant shall pay all costs and officers' commissions, including watchmen's wages and sums chargeable to Landlord, and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for Rent, and any tender of Rent without said costs, commissions and charges made, after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord; and/or

          C. To re-enter the Demised Premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefore, and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements. Upon recovering possession of the Demised Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Demised Premises and rent the Demised Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting, including reasonable brokerage fees and reasonable attorney's fees and all reasonable costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month to Landlord, such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Demised Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant.

          D. To terminate this Lease and the Term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's default in an amount equal to the amount of the Rent reserved for the balance of the Term, as well as all other charges, payments, costs and expenses therein agreed to be paid by Tenant, all of which amount shall be immediately due and payable from Tenant to Landlord.

          No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity.

          No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Landlord represents that if tenant is making reasonable efforts to cure defaults in good faith and stated deadlines expire, Landlord will grant reasonable leniency in meeting deadlines, not to exceed thirty (30) days.

          E. In consideration of the benefits accruing under this Lease, Tenant hereby covenants and agrees that in the event of any actual or alleged failure, breach, or default hereunder by Landlord:

          (a) the sole and exclusive remedy shall be against the interest of the Landlord in the Building;

          (b) neither the Landlord nor any shareholder of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease;

          (c) no shareholder of the Landlord shall be sued or named as a party in any suit or action;

          (d) no service of process shall be made against any shareholder of Landlord;

          (e) any judgment granted against any shareholder of Landlord may be vacated and set aside at any time as if such judgment had never been granted;

          (f) both Landlord and any shareholder may invoke and enforce these covenants and agreements.

      27. SUBORDINATION

          This Lease shall be subject and subordinate to any mortgage and/or any deed of trust which may now or hereafter be secured upon the Property of Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee, but in confirmation of such subordination, Tenant shall execute, within five (5) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate within said five (5) day period. Notwithstanding the foregoing, the party holding the instrument to which this Lease shall be subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument, demanded by Landlord or such other party, that has for its purpose and effect the confirmation of such attornment. Such superior lien holder or any purchaser at a foreclosure or other judicial sale may, at or prior to the time of any such sale or within sixty (60) days thereafter, notify Tenant to vacate and surrender the Demised Premises within ninety (90) days of the date of such sale and in the event such notice is given, this Lease shall terminate and expire one hundred twenty (120) days after such sale.

          This section is subject to any of the rights of the Tenant pursuant to any non-disturbance agreement delivered and subject to section 25D.

     28.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

          If Tenant shall after the expiration of all applicable notice and cure periods be in default in the performance of any of its obligations under this Lease, Landlord may but shall not be obligated, in addition to any other rights it may have in law or equity, cure on behalf of Tenant any default hereunder by Tenant, and Tenant shall reimburse Landlord for any sums paid or costs incurred by Landlord in curing such default, including but not limited to reasonable attorney's fees incurred, and also including interest at the rate of Prime Plus (as published in the Wall Street Journal) three percent (3%) per annum on all sums advanced by Landlord as aforesaid, which sums and costs together with interest thereon shall be deemed additional rent payable on demand.

     29.  ESTOPPEL STATEMENT

          Tenant shall from time to time, within ten (10) business days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), the dates to which Rent and other charges have been paid, and whether or not, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim, and/or demand shall be specified) and such estoppel statement may be delivered by Landlord to any prospective purchaser or ground lessor mortgagee of the Property of Building and may be relied upon by such prospective purchaser, ground lessor or mortgagee.

     30.  HOLDING OVER

         Should Tenant continue to occupy the Demised Premises after the expiration of the Term and without Landlord's prior written consent, or any renewal thereof, or after a forfeiture incurred, such tenancy shall (without limitation on any of Landlord's right or remedies therefor) be a tenancy at will,at a minimum daily rent equal to one-thirtieth of 150% of the rent payable for the previous month of the Term, plus all additional rent payable hereunder.

     31.  MISCELLANEOUS

          A. Landlord and Tenant each represent and warrant to the other that, except for Barnes, Morris, Pardoe & Foster, Inc., and Karnpa & Brown Company neither of them has employed any broker in carrying on the negotiations relative to this Lease. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claim or claims for brokerage or other commission arising from or out of breach of the foregoing representation and warranty. Landlord recognizes that the Aforementioned Broker is entitled to the payment of a commission for services rendered in the negotiation and obtaining of this Lease, and Landlord has agreed to pay such commissions pursuant to a separate agreement.

          B. The word "Tenant" as used in this Lease shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant ant its heirs, legal representative, successors and assigns, provided that without in any way limiting the right afforded to Tenant pursuant to
Section 24(D) of this lease. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord.

          C. The term "Landlord" as used in this Lease shall mean the fee owner of the entire Property or, if different, the party holding and exercising the right, as against all other (except space Tenants of Building) to possession of the entire Property. In the event of voluntary or involuntary transfer of such ownership or right to a successor in interest of Landlord,

Landlord shall be freed and relieved of all liability and obligation hereunder (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue.

     32.  PRIOR AGREEMENTS

          Neither party hereto has made any representation or promises except as contained herein. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless committed to a written agreement signed by both the Landlord and the Tenant.

     33.  CAPTIONS

          The captions of the Sections in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

     34.  BENEFIT AND BURDEN

          The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their permitted successors and assigns.

     35.  SEVERABILITY

          If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

     36.  GOVERNING LAW

          This Lease shall be governed by the laws of the State of Maryland.

     37.  NO PARTNERSHIP

          Nothing in this Lease shalt be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

     38.  OPTIONS TO EXTEND TERM

          Provided that Tenant is still in occupancy, and has not been in default of the Lease, Tenant shall have the option to renew this lease for one (1) additional five (5) year term ("Renewal Term") at the end of the fifth (5th) Lease Year with eight (8) months prior written notice at one hundred percent (100%) of fair market value.

     39.  ELECTRONIC SECURITY

          Landlord warrants that the Building contains an electronic security system of which the Tenant will be granted access and that the Building will maintain this or an equivalent or better security system throughout the term of the lease and any renewal periods.

     40.  OTHER RIGHTS OF LANDLORD

          (A) to decorate, remodel, alter or otherwise prepare the Demised Premises for reoccupancy during the last ninety (90) days of the Term, if during or prior to that time Tenant vacates the Demised Premises; and

          (B) To show the Demised Premises to prospective tenants or brokers during the last one hundred and eighty (180) days of the Term; to show the Demised Premises to prospective purchasers at all reasonable dues provided that prior notice is given to Tenant in each case and that Tenant's use and occupancy of the Demised Premises shalt not be materially inconvenienced by any action of Landlord; and to place and maintain FOR RENT signage on the Demised Premises during the last one hundred eighty (180) days of the Lease Term.

     41.  RIGHT OF FIRST REFUSAL

          Subject to the terms and conditions herein set forth, Tenant shalt have a right of first refusal to expand into those premises (the "Expansion Premises") adjacent to Tenant's current Premises at the escalated rent Tenant is paying for its original lease. Landlord and Tenant shall attempt to negotiate in good faith the other items contained in an amendment and subject to the terms below.

          Provided Tenant is not in default of its lease obligations, Landlord shall, by written notice (the "Offer Notice"), offer to lease the Expansion Premises to Tenant. In order to effectively exercise the foregoing right of first refusal, Tenant must notify Landlord in writing, within ten (10) days of Tenant's receipt of the Offer Notice, of Tenant's unequivocal acceptance of Landlord's offer. In the event that Tenant (i) rejects Landlord's offer, or (ii) fails to respond in writing to the Offer Notice within such ten (10) day period, then the above-described right of first refusal shall be null and void and of no further force or effect, and Landlord shall at all times thereafter be free to offer and lease the space to any party whatsoever, or to hold the space vacant, at Landlord's sole discretion; Landlord shall not be required to offer the Expansion Premises to Tenant more than once during the Term of Tenant's lease. Upon Tenant's effective exercise of the foregoing right of first refusal, Landlord shall prepare and Landlord and Tenant shall execute an amendment to Tenant's lease reflecting the addition of the Expansion Premises to the Premises theretofore held by Tenant under the lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease the day and year first above written.

Witness:                                      LANDLORD:

                                              Vaswani Place Limited
                                              Partnership


By:                                          By:
   -----------------------------                -----------------------------

[SEAL]


Witness:                                      TENANT:
                                              Startec, Inc.


By:                                          By:
   -----------------------------                -----------------------------

February 23, 1996



Mr. Suhail Nathane, Esq.
Startec, Inc.
10411 Motor City Drive
Bethesda, Maryland  20817

Dear Mr. Nathane:

     In accordance with our discussion, the Vaswani Place will lease to Startec, Inc. an adjoining (Ex. A) space. The new space consists of approximately 575 rentable square feet on the third (3rd) floor adjoining your current office.

     The term of your new space shall commence 1 March 1996 and run concurrent with the existing lease. All terms and conditions of your existing lease will apply. You have agreed to accept the new space without improvements. there shall be a five (5) month rent abatement with payment starting 1 August 1996.

     In addition and separate from above, one additional parking space will be made available at the outside parking perimeter next to your current space.

IN AGREEMENT WITH:

Landlord:                               Tenant:


Vaswani Place Limited Partnership       Startec, Inc.

By:                                          By:
   -----------------------------                -----------------------------
                                                  Suhail Nathani, Esq.
                                                  General Counsel